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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-05275) of our report dated February 18, 1998 on our audits of the consolidated financial statements of ISOCOR as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report appears in ISOCOR's Annual Report on Form 10-K (File No. 000-27900) for the year ended December 31, 1997, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
August 4, 1998